Exhibit 99.1
For Release at 4:05 PM Eastern on November 29, 2006
DSW INC. REPORTS 2006 THIRD QUARTER FINANCIAL RESULTS
COLUMBUS, Ohio, November 29, 2006/PRNewswire/ — DSW Inc. (NYSE: DSW), a leading branded footwear specialty retailer, announced net income of $16.0 million on net sales of $332.2 million for the third quarter ended October 28, 2006, compared with net income of $10.9 million on net sales of $302.2 million for the comparable period last year.
Diluted earnings per share were $0.36 for the third quarter of 2006 compared with $0.25 for last year’s third quarter.
Comparable store sales for the third quarter of 2006 increased 2.6% compared with the same period last year.
Nine Month Results
For the nine months ended October 28, 2006, net income was $48.9 million on net sales of $950.0 million, compared with net income of $27.1 million on net sales of $860.3 million for the comparable period last year.
Diluted earnings per share for the nine months ended October 28, 2006 were $1.11 compared with $0.77 for the same period last year.
The fiscal 2005 nine-month results include $6.6 million of interest expense on a dividend note to the Company’s controlling shareholder, Retail Ventures, Inc., and $6.5 million for the accrual for losses associated with the data theft announced March 2005. After adjusting for the dividend interest, the data theft accrual and the significant increase in shares as a result of the Company’s initial public offering in June 2005, pro forma net income for the fiscal 2005 nine-month period was $35.0 million, or diluted earnings per share of $0.79. The exhibit at the end of this release reconciles the non-GAAP pro forma net income and diluted earnings per share to the reported net income and diluted earnings per share for the fiscal 2005 nine-month period.
Comparable store sales for the nine months ended October 28, 2006 increased 3.0% compared with the same period last year.
2006 Outlook
Based on the performance through the first three quarters reported today, the Company raised its current estimate for fiscal 2006 annual diluted earnings per share to a range of $1.35 to $1.38, up from its previous estimate of $1.24 to $1.27. Annual comparable store sales are projected to increase approximately 1-3% and the Company plans to open 29 DSW stores for the year.

Webcast and Conference Call
To hear the Company’s live third quarter earnings conference call, log on to www.DSWshoes.com at 5:00 p.m. ET today, Wednesday, November 29, 2006 or call 1-866-713-8563 and reference passcode 21481520. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial 1-888-286-8010, followed by passcode 75600992. An audio replay of the conference call, as well as additional financial information, will also be available at www.DSWshoes.com.
About DSW Inc.
DSW Inc., headquartered in Columbus, Ohio, is a leading U.S. branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men. As of November 29, 2006, DSW operated 220 stores in 35 states and supplied footwear to 258 leased locations (30 for related retailers and 228 for non-related retailers) in the United States. For store locations and additional information about DSW, visit www.DSWshoes.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the Company’s latest annual or quarterly report, as filed with the SEC. These risk factors include, but are not limited to: the Company’s success in opening and operating new stores on a timely and profitable basis; maintaining good relationships with vendors; ability to anticipate and respond to fashion trends; fluctuation of comparable store sales and quarterly financial performance; disruption of distribution operations; dependence on Retail Ventures, Inc. for key services; failure to retain key executives or attract qualified new personnel; remaining competitive with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade; and security risks related to our electronic processing and transmission of confidential customer information. Management undertakes no obligation to revise these forward-looking statements included in this press release to reflect any future events or circumstances.
Contact: DSW Investor Relations, 614-872-1474
Source: DSW Inc.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	October 28,	January 28,
	2006	2006
ASSETS
Cash and equivalents	$97,191	$124,759
Short-term investments	75,350	—
Accounts receivable, net	9,564	4,088
Inventories	235,047	216,698
Prepaid expenses and other assets	15,487	13,981
Deferred income taxes	19,740	18,591

Total current assets	452,379	378,117

Property and equipment, net	102,793	95,921
Goodwill	25,899	25,899
Tradenames and other intangibles, net	5,568	6,216
Deferred income taxes and other assets	2,681	1,562

Total assets	$589,320	$507,715

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$95,204	$85,520
Accrued expenses	64,834	54,069

Total current liabilities	160,038	139,589

Other noncurrent liabilities	72,244	63,410
Total shareholders’ equity	357,038	304,716

Total liabilities and shareholders’ equity	$589,320	$507,715

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2006	2005	2006	2005

Net sales	$332,219	$302,240	$950,008	$860,257
Cost of sales	(233,544)	(219,221)	(672,944)	(618,077)

Gross profit	98,675	83,019	277,064	242,180
Operating expenses	(73,451)	(65,292)	(200,854)	(188,712)

Operating profit	25,224	17,727	76,210	53,468
Interest income (expense), net	1,563	149	4,862	(8,384)

Earnings before income taxes	26,787	17,876	81,072	45,084
Income tax provision	(10,786)	(6,965)	(32,211)	(17,942)

Net income	$16,001	$10,911	$48,861	$27,142

Basic and diluted earnings per share:
Basic	$0.36	$0.25	$1.11	$0.78
Diluted	$0.36	$0.25	$1.11	$0.77

Shares used in per share calculations:
Basic	43,922	43,891	43,909	34,994
Diluted	44,226	44,066	44,193	35,080

Exhibit
(in thousands, except per share amounts)

		Nine Months Ended
		October 29, 2005
	Proforma		As reported
	Non-GAAP	Adjustments (1)	GAAP

Net Sales	$860,257		$860,257
Cost of sales	(618,077)		(618,077)

Gross profit	242,180		242,180
Operating expenses	(182,212)	$(6,500)	(188,712)

Operating profit	59,968	(6,500)	53,468
Interest income (expense), net	(1,792)	(6,592)	(8,384)

Earnings before income taxes	58,176	(13,092)	45,084
Income tax provision (2)	(23,179)	5,237	(17,942)

Net income	$34,997	$(7,855)	$27,142

Weighted average outstanding shares, diluted (3)	44,066	(8,986)	35,080
Diluted earnings per share	$0.79		$0.77
(1)	The Company believes the use of pro forma results provide meaningful information for the nine months ended October 29, 2005 due to: i) the significant increase in share count as a result of the Company’s initial public offering on June 29, 2005, ii) the interest expense in the nine-month period of fiscal 2005 attributable to a $190 million dividend note which was repaid with the proceeds of the initial public offering, and iii) the $6.5 million accrual for the data theft which was recorded in the first quarter of fiscal 2005. The pro forma data is presented as if the initial public offering occurred on the first day of fiscal 2005 and the dividend note interest and data theft accrual are non-recurring or unusual charges. There were no adjustments to reported net income and diluted earnings per share for the fiscal three-month period ended October 29, 2005.

(2)	The tax effect on the pro forma adjustments is calculated using an approximate annual tax rate of 40%.

(3)	Amount is based on the weighted average outstanding shares, plus the assumed exercise of dilutive stock options and restricted stock units, for the quarter ended October 29, 2005, the Company’s first full fiscal quarter following its initial public offering on June 29, 2005.

5